Exhibit 21.1

NEWCASTLE INVESTMENT CORP. SUBSIDIARIES

STATE/COUNTRY OF INCORPORATION/FORMATION
1.	2520 Ridgewood GP, LLC	Texas
2.	DBNC Peach Holding LLC	Delaware
3.	DBNC Peach I Trust	Delaware
4.	DBNC Peach LLC	Delaware
5.	Fortress Asset Trust	Delaware
6.	Fortress Realty Holdings, Inc.	Ontario
7.	Impac 1998-C1Carthage Texas, LLC	Texas
8.	Impac CMB Trust 1998-C1	Delaware
9.	Impac Commercial Assets Corporation	California
10.	Impac Commercial Capital Corporation	California
11.	Impac Commercial Holdings, Inc.	Maryland
12.	Karl S.A.	Belgium
13.	LIV Holdings LLC	Delaware
14.	NCT Holdings II LLC	Delaware
15.	NCT Holdings LLC	Delaware
16.	Newcastle 2005-1 Asset-Backed Note LLC	Delaware
17.	Newcastle 2006-1 Asset-Backed Note LLC	Delaware
18.	Newcastle 2006-1 Depositor LLC	Delaware
19.	Newcastle CDO IV Corp.	Delaware
20.	Newcastle CDO IV Holdings LLC	Delaware
21.	Newcastle CDO IV, Ltd.	Cayman Islands
22.	Newcastle CDO IX 1 Limited	Cayman Islands
23.	Newcastle CDO IX 2 Limited	Cayman Islands
24.	Newcastle CDO IX Holdings LLC	Delaware
25.	Newcastle CDO IX LLC	Delaware
26.	Newcastle CDO V Corp.	Delaware
27.	Newcastle CDO V Holdings LLC	Delaware
28.	Newcastle CDO V, Ltd.	Cayman Islands
29.	Newcastle CDO VI , Ltd.	Cayman Islands
30.	Newcastle CDO VI Corp.	Delaware
31.	Newcastle CDO VI Holding, LLC	Delaware
32.	Newcastle CDO VII Corp.	Delaware
33.	Newcastle CDO VII Holdings LLC	Delaware
34.	Newcastle CDO VII, Limited	Cayman Islands
35.	Newcastle CDO VIII 1, Limited	Cayman Islands
36.	Newcastle CDO VIII 2, Limited	Cayman Islands
37.	Newcastle CDO VIII Holdings LLC	Delaware
38.	Newcastle CDO VIII LLC	Delaware
39.	Newcastle CDO X Holdings LLC	Delaware
40.	Newcastle CDO X Limited	Cayman Islands
41.	Newcastle CDO X LLC	Delaware
42.	Newcastle Foreign TRS Ltd.	Cayman Islands
43.	Newcastle MH I LLC	Delaware
44.	Newcastle Mortgage Securities LLC	Delaware
45.	Newcastle Mortgage Securities Trust 2004-1	Delaware

Exhibit 21.1

NEWCASTLE INVESTMENT CORP. SUBSIDIARIES

STATE/COUNTRY OF INCORPORATION/FORMATION
46.	Newcastle Mortgage Securities Trust 2006-1	Delaware
47.	Newcastle Mortgage Securities Trust 2007-1	Delaware
48.	Newcastle Trust I	Delaware
49.	NIC 2 River Place LLC	Delaware
50.	NIC 4 River Place LLC	Delaware
51.	NIC Airport Corporate Center LLC	Delaware
52.	NIC Apple Valley I LLC	Delaware
53.	NIC Apple Valley II LLC	Delaware
54.	NIC Apple Valley III LLC	Delaware
55.	NIC CRA LLC	Delaware
56.	NIC Dayton Towne Center LLC	Delaware
57.	NIC DB LLC	Delaware
58.	NIC DP LLC	Delaware
59.	NIC OTC LLC	Delaware
60.	NIC TP LLC	Delaware
61.	NIC TRS Holdings, Inc.	Delaware
62.	NIC TRS LLC	Delaware
63.	NIC WL II LLC	Delaware
64.	NIC WL LLC	Delaware
65.	Steinhage B.V.	Netherlands